 Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Southern Trust Securities Holding Corp., Inc. (the “Corporation”) certifies, to the best of his knowledge, that the Corporation’s Quarterly Report on Form 10-Q for the period ended March 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: May 16, 2011	By:	/s/Robert Escobio
Name: Robert Escobio
Title: Chief Executive Officer and Chief Financial Officer

This certification is made solely for the purpose of 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.